UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2024

Amentum Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42176	99-0622272
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4800 Westfields Blvd., Suite #400
Chantilly, Virginia 20151
(703) 579-0410
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AMTM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

On October 3, 2024, Amentum Holdings, Inc., formerly known as Amazon Holdco Inc. (“Amentum”), filed a Current Report on Form 8-K (the “Original Report”) to report the consummation of the previously announced transaction between Amentum, Jacobs Solutions Inc. (“Jacobs”), Amentum Parent Holdings LLC (“Amentum Parent”) and Amentum Joint Venture LP, the sole equityholder of Amentum Parent, involving the combination of Amentum and Jacobs’ Critical Missions Solutions and Cyber & Intelligence government services businesses (the “SpinCo Business”) through a Reverse Morris Trust transaction (the “RMT Transaction”), and related matters under Items 1.01, 2.01, 5.01, 5.02, 5.03, 7.01 and 9.01 of Form 8-K. Due to the large number of events related to the transaction that are being reported under the specified items of Form 8-K, this Amendment No. 1 to the Original Report is being filed on Form 8-K/A solely to include additional matters under Items 1.01, 1.02, 2.03 and 9.01 of Form 8-K.

Item 1.01.  Entry into a Material Definitive Agreement.

Credit Agreement

On September 27, 2024, Amentum entered into the Credit Agreement dated as of such date (the “Credit Agreement”), by and among Amentum, the borrowing subsidiaries from time to time party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, pursuant to which Amentum obtained a $3.75 billion term facility and a $850 million revolving facility.  The Credit Agreement was originally entered into by Amentum Parent, and Amentum became a party to, and a borrower under, the Credit Agreement as a result of the merger between Amentum and Amentum Parent entered into in connection with the RMT Transaction.  A portion of the first lien term facility in the amount of $1.13 billion was originally borrowed on September 27, 2024 by Amentum under a separate Term Credit Agreement, also entered on September 27, 2024, but immediately after the effective time of the merger, that separate Term Credit Agreement was superseded and replaced in its entirety by the Credit Agreement, and such portion of the term facility is now outstanding under, and governed by, the Credit Agreement.  The remaining $2.62 billion of the term facility was borrowed on September 27, 2024.

Amentum used a portion of the term facility to make a cash payment of $1,000,000,000, subject to adjustment based on the levels of cash, debt and working capital in the SpinCo Business at closing, to Jacobs, and the remainder of the term facility was used, together with other cash sources, to repay in full all outstanding borrowings and other amounts under the Prior Amentum Credit Agreements (as defined below) and to pay related fees and expenses related to the financing and the related transactions.  Proceeds of the revolving facility under the Credit Agreement may be used for general corporate purposes. Any repayments and prepayments of the term facility may not be reborrowed; repayments of the revolving facility may be reborrowed prior to the termination thereof.

The term facility will mature on September 27, 2031 and, prior to its scheduled final maturity, will amortize in equal quarterly installments in an aggregate annual amount equal to 1.00% of the original principal amount of the loans borrowed thereunder.  Any repayments and prepayments of borrowings under the term facility may not be reborrowed.  The revolving facility will mature on September 27, 2029.  Any repayments and prepayments of borrowings thereunder may be reborrowed prior to the termination of the revolving facility.  Borrowings under the revolving facility are available in U.S. dollars, Canadian dollars, euro and Sterling.  A portion of the revolving facility is available for the issuance of letters of credit in U.S. dollars, Canadian dollars, euro, Sterling and certain other foreign currencies.

The interest rate per annum applicable to the term facility is, at Amentum’s option, equal to either the Alternate Base Rate (as defined in the Credit Agreement) plus an interest rate margin of 1.25% or Term SOFR (as defined in the Credit Agreement) plus an interest rate margin of 2.25%; provided that upon achievement by Amentum of certain corporate ratings, each of such interest rate margins would be reduced by 0.25%.  The interest rate per annum applicable to the revolving facility under the Credit Agreement is, at Amentum’s option, equal to either the Alternate Base Rate or Canadian Prime Rate (as defined in the Credit Agreement) plus 0.50% to 1.25% or the Term SOFR, EURIBOR (as defined in the Credit Agreement) or Term CORRA (as defined in the Credit Agreement) plus 1.50% to 2.25%, based on Amentum’s first lien leverage ratio.

The Credit Agreement contains customary prepayment rights and customary mandatory prepayments, as well as customary affirmative and negative covenants that apply to Amentum and its restricted subsidiaries, including limitations on indebtedness, liens, restricted payments, restricted debt payments, investments, burdensome agreements, disposition of assets, transactions with affiliates, conduct of business and fundamental changes. The term facility does not include any financial maintenance covenants.  The revolving facility includes a financial maintenance covenant that requires, in certain circumstances tied to the usage of the revolving facility and commencing with the second full fiscal quarter ending after September 27, 2024, compliance with a maximum first lien net leverage ratio of 5.25 to 1.00, stepping down to 5.00 to 1.00 commencing with the fifth full fiscal quarter ending after September 27, 2024.  A breach of the financial maintenance covenant will only result in a default or event of default with respect to the term facility if the lenders under the revolving facility have, as a result of such breach, demanded repayment of the obligations under the revolving facility or otherwise accelerated such obligations (and terminated the commitments under the revolving facility) and such demand or acceleration has not been rescinded.

The Credit Agreement contains customary events of default (with customary qualifications, exceptions, grace periods and notice provisions), including nonpayment of principal, interest, fees or other amounts, defaults under other agreements, breach of loan documents, breach of representations and warranties, voluntary and involuntary bankruptcy or appointment of receiver, unsatisfied judgments and attachments, certain ERISA events, change of control, invalidity of guaranties, collateral documents and other loan documents, and obligations ceasing to constitute senior indebtedness for purposes of certain subordinated indebtedness.

The obligations of Amentum and any borrowing subsidiaries under the Credit Agreement and certain designated cash management obligations, hedging obligations and ancillary services obligations, are unconditionally guaranteed on a senior basis (subject to customary exceptions) by, and secured by perfected first-priority security interests (subject to permitted liens and other customary exceptions) in substantially all tangible and intangible assets of, Amentum and its wholly owned material domestic restricted subsidiaries.

The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

7.250% Senior Notes due 2032

On August 13, 2024, Amentum Escrow Corporation (the “Escrow Issuer”), a Delaware corporation and wholly-owned subsidiary of Amentum, completed the issuance and sale of $1.0 billion aggregate principal amount of 7.250% Senior Notes due 2032 (the “Notes”). The offering and sale of the Notes (the “Notes Offering”) was made through a private transaction in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended. The net proceeds from the Notes Offering were approximately $987,500,000, after deducting discounts and commissions to the initial purchasers.

The gross proceeds of the Notes Offering were initially funded into an escrow account. In connection with the consummation of the RMT Transaction, the net proceeds of the Notes Offering were released from escrow on September 27, 2024 and, together with borrowings under the Credit Agreement, were used to repay the remaining outstanding borrowings under the Prior Amentum Credit Agreements and to pay related fees and expenses, resulting in the repayment in full and termination of the Prior Amentum Credit Agreements as described above.

The Notes were initially issued by the Escrow Issuer pursuant to an indenture, dated August 13, 2024 (the “Base Indenture”), between the Escrow Issuer and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). In connection with the consummation of the RMT Transaction and the release of the net proceeds of the Notes Offering from escrow, (i) each wholly-owned domestic restricted subsidiary of Amentum that is a guarantor or borrower under the Credit Agreement (the “Guarantors”) entered into the first supplemental indenture to the Base Indenture, dated September 27, 2024 (the “First Supplemental Indenture”), between the Guarantors and the Trustee, pursuant to which the Guarantors became party to the Indenture (as defined below) as guarantors and unconditionally guaranteed all of the issuer’s obligations under the Notes and the Indenture on the terms and conditions set forth in the Indenture, (ii) the Escrow Issuer merged with and into Amentum, with Amentum continuing as the surviving company and becoming the issuer of the Notes and (iii) Amentum entered into the second supplemental indenture to the Indenture, dated September 27, 2024 (the “Second Supplemental Indenture” and, together with the First Supplemental Indenture and the Base Indenture, the “Indenture”), between Amentum and the Trustee, pursuant to which Amentum acknowledged it became party to the Indenture as issuer of the Notes and assumed all of the Escrow Issuer’s obligations under the Notes and the Indenture.

The Notes bear interest at the rate of 7.250% per annum. Interest on the Notes accrues from August 13, 2024 and is payable semi-annually in arrears on February 1 and August 1 of each year, beginning February 1, 2025. The Notes will mature on August 1, 2032.

The Notes may be redeemed, in whole or in part, at any time prior to August 1, 2027, at a “make whole” redemption price as calculated under the Indenture, plus accrued and unpaid interest, if any, to, but excluding the date of redemption. The Notes may also be redeemed, in whole or in part, at any time on and after August 1, 2027 at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to, but excluding the date of redemption. Additionally, from time to time prior to August 1, 2027, up to 40% of the aggregate principal amount of the Notes may be redeemed in an aggregate amount equal to or less than the amount of net cash proceeds of certain equity offerings at 107.250% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding the redemption date, provided that (a) at least 50.0% of the aggregate principal amount of the Notes originally issued under the Indenture remains outstanding immediately after the occurrence of each such redemption (except to the extent otherwise repurchased or redeemed or to be repurchased or redeemed and for which a notice of repurchase or redemption has been issued at or about such time in accordance with the terms of the Indenture) and (b) each such redemption occurs within 180 days of the date of closing of such equity offering.

The Indenture contains customary negative covenants that apply to Amentum and its restricted subsidiaries, including limitations on indebtedness, liens, restricted payments (including restricted investments and restricted debt payments), dividend and other payment restrictions, dispositions of assets, transactions with affiliates and mergers and consolidations. These covenants are subject to important exceptions and qualifications set forth in the Indenture.

The Indenture also provides for customary events of default. Upon the occurrence of an event of default with respect to the Notes arising from certain events of bankruptcy or insolvency, all outstanding Notes will automatically become due and payable immediately without further action or notice. If an event of default with respect to the Notes (other than an event of default arising from certain events of bankruptcy or insolvency) occurs and is continuing, the Trustee or holders of at least 30% in principal amount of the Notes may declare the principal and the accrued and unpaid interest, if any, due and payable. These events of default are subject to important exceptions and qualifications set forth in the Indenture.

The Notes are Amentum’s senior unsecured obligations and are (i) senior in right of payment to any future subordinated indebtedness of Amentum and the Guarantors, (ii) equal in right of payment with all existing and future senior indebtedness of Amentum and the Guarantors (including their respective obligations under the Credit Agreement), (iii) effectively junior to all existing and future secured indebtedness of Amentum and the Guarantors (including their respective obligations under the Credit Agreement) to the extent of the value of the collateral securing such indebtedness and (iv) structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of Amentum’s and the Guarantors’ respective subsidiaries that are not Guarantors, other than indebtedness and liabilities owed to Amentum or a Guarantor.  For purposes of this paragraph, “Guarantor” also includes any subsidiary of Amentum that becomes a guarantor of the issuer’s obligations under the Notes and the Indenture pursuant to the Indenture.

The foregoing description of the Notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Base Indenture (including the form of Note contained therein), the First Supplemental Indenture and the Second Supplemental Indenture, which are filed as Exhibit 4.1, Exhibit 4.3 and Exhibit 4.4, respectively, hereto and are incorporated by reference herein.

Item 1.02.  Termination of a Material Definitive Agreement.

In connection with the RMT Transaction, on September 27, 2024, Amentum repaid all outstanding borrowings and other amounts under the First Lien Credit Agreement dated as of January 31, 2020, as amended (the “Prior Amentum First Lien Credit Agreement”), by and among Amentum Parent, Amentum Holdings LLC, Amentum Government Services Holdings LLC, Amentum N&E Holdings LLC, the borrowing subsidiaries from time to time party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, and the Second Lien Term Loan Agreement dated as of January 31, 2020, as amended (together with the Prior Amentum First Lien Credit Agreement, the “Prior Amentum Credit Agreements”), by and among Amentum Parent, Amentum Holdings LLC, Amentum Government Services Holdings LLC, Amentum N&E Holdings LLC, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, and the Prior Amentum Credit Agreements were terminated on September 27, 2024.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference to this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

4.1	Indenture, dated as of August 13, 2024, between Amentum Escrow Corporation and U.S. Bank Trust Company, National Association, as trustee.

4.2	Form of 7.250% Senior Note due 2032 (included in Exhibit 4.1).

4.3	First Supplemental Indenture, dated as of September 27, 2024, between the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee.

4.4	Second Supplemental Indenture, dated as of September 27, 2024, between Amazon Holdco Inc. and U.S. Bank Trust Company, National Association, as trustee.

10.1
Credit Agreement, dated as of September 27, 2024, by and among Amentum Holdings, Inc. (as successor in interest to Amentum Parent Holdings LLC), the borrowing subsidiaries from time to time party thereto, the lenders from time to time party hereto and JPMorgan Chase Bank, N.A., as administrative agent.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*
Schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request, provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMENTUM HOLDINGS, INC.

Date: October 3, 2024	By:	/s/ John E. Heller
		Name:	John E. Heller
		Title:	Chief Executive Officer